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                        COMPUTATION OF EARNINGS PER SHARE
                                   Exhibit 11
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                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                      ----------------------------
                                                           1997          1996
                                                      ------------    ------------

PRIMARY:
Net Income (loss)                                     $ (5,819,000)   $  2,044,000
                                                      ============    ============

Shares as adjusted:
      Weighted average common shares outstanding        23,923,771      20,497,233
      Incremental shares from outstanding stock
           options as determined under the treasury
           stock method                                        -           287,764
                                                      ------------    ------------

Shares as adjusted                                      23,923,771      20,784,997
                                                      ============    ============

Net income (loss) per share                           $      (0.24)   $       0.10
                                                      ============    ============


FULLY DILUTED:
Net Income (loss)                                     $ (5,819,000)   $  2,044,000
                                                      ============    ============

Shares as adjusted:
      Weighted average common shares outstanding        23,923,771      20,497,233
      Incremental shares from outstanding stock
           options as determined under the treasury
           stock method                                        -           301,101
                                                      ------------    ------------

Shares as adjusted                                      23,923,771      20,798,334
                                                      ============    ============

Net income (loss) per share                           $      (0.24)   $       0.10
                                                      ============    ============

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